Exhibit 5.1

Gordon K. Ho

T: +1 650 843 5190

gho@cooley.com

July 19, 2021

Cytek Biosciences, Inc.

46107 Landing Parkway

Fremont, CA 94538-6407

Ladies and Gentlemen:

We have acted as counsel to Cytek Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-257663) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 16,749,330 shares of the Company’s common stock, par value $0.001 (“Shares”), which consists of (i) up to 13,949,401 Shares (the “Company Shares”) to be sold by the Company (including up to 2,184,695 Shares that may be sold by the Company upon exercise of an option to purchase additional shares to be granted to the underwriters) and (ii) 2,799,929 Shares to be sold by the selling stockholders identified in such Registration Statement (the “Stockholder Shares“).

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect as of the date hereof, (c) the form of the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, filed as Exhibits 3.1 and 3.3, respectively, to the Registration Statement, each of which is to be in effect upon the closing of the offering contemplated by the Registration Statement and (d) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Shares will be sold at a price established by the Board of Directors of the Company or a duly authorized committee thereof.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (1) the Company Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable and (ii) the Stockholder Shares have been validly issued, fully paid and non-assessable, except with respect to Stockholder Shares that are to be sold by certain selling stockholders upon the conversion of outstanding preferred stock of the company in accordance with the terms of such preferred stock, which will be validly issued, fully paid and nonassessable upon such conversion.

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130

t: +1 650 843 5000 f: +1 650 849 7400 cooley.com

July 19, 2021 Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Gordon K. Ho
Gordon K. Ho

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130

t: +1 650 843 5000 f: +1 650 849 7400 cooley.com